EXHIBIT 99.1

Whole Foods Market Reports First Quarter Results

Company Produces Record Sales of $4.9 Billion; Delivers GAAP EPS of $0.30 and Adjusted EPS of $0.39; Resets Growth Strategy and Accelerates Timeline for Category Management Rollout; Updates FY17 Outlook

AUSTIN, Texas, Feb. 08, 2017 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (NASDAQ:WFM) today reported results for the 16-week first quarter ended January 15, 2017.  For the quarter, total sales increased 1.9% to a record $4.9 billion.  Comparable store sales decreased 2.4%.  Net income was $95 million, or 1.9% of sales; diluted earnings per share were $0.30; and earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $360 million, or 7.3% of sales.  Results included a non-cash charge of $34 million, or $0.06 per diluted share, related to store and facility closures and a charge of $13 million, or $0.03 per diluted share, associated with Mr. Robb’s separation agreement.  Excluding these charges, net income was $123 million, or 2.5% of sales; diluted earnings per share were $0.39; EBITDA margin was 7.6%; and return on invested capital was 12%.  The Company expects to incur an additional charge in the second quarter of approximately $30 million, or $0.06 per diluted share, related to these closures.  Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

During the quarter, the Company produced $284 million in cash flow from operations, invested $245 million in capital expenditures, and returned $43 million in quarterly dividends to shareholders.  The Company ended the quarter with $1.1 billion of total debt and $1.2 billion of total available capital.

“In this increasingly competitive marketplace, we are committed to taking every step necessary to improve comps and deliver higher returns for our shareholders,” said John Mackey, co-founder and chief executive officer of Whole Foods Market. “To this end, we are refining our growth strategy, refocusing our efforts on best serving our core customers, and moving faster to fully implement category management. Evolving our purchasing operating model while developing data-rich, customer-centric category management capabilities is critical to our go-forward merchandising, pricing, marketing and affinity strategies."

The following table provides information on the Company’s comparable store sales trends for the first quarter and for the first three weeks of the 12-week second quarter.  Results for the most recent three weeks may not be indicative of results for the full quarter.  The Company will not report quarter-to-date comparable store sales results going forward.

	Comps		Change in Transactions	Change in Basket Size
Q3 ended July 3, 2016	(2.6)%
Q4 ended September 25, 2016	(2.6)%
Q1 ended January 15, 2017	(2.4)%		(3.9)%	1.5%*

Q1 - first five weeks ended October 30, 2016	(1.6)%
Q1 - last eleven weeks ended January 15, 2017	(2.7)%

Q2 through February 5, 2017	(3.2)%	**	(1.9)%	(1.3)%

*Primarily reflects an increase in items per transaction
**Reflects a net negative impact from weather events in both years

Gross margin declined 43 basis points to 33.6% driven by increases in occupancy costs and cost of goods sold as a percentage of sales.

Excluding the charge related to Mr. Robb’s separation agreement, SG&A increased 12 basis points to 28.6% of sales.  A 42 basis point improvement in wages was more than offset by higher marketing and depreciation expenses as a percentage of sales.

Growth and Development
In the first quarter, the Company opened 13 stores, including two relocations.  So far in the second quarter, the Company has opened three stores, including one relocation, and expects to open three additional stores, including one relocation. The Company also closed one commissary kitchen and will be closing nine stores and the Company’s last two remaining commissary kitchens during the quarter.  The Company recently terminated two leases and signed four new leases and currently has 93 stores in development.

Fiscal Year 2017 Updated Outlook
The Company is updating its outlook primarily to reflect lower expected sales growth and new costs associated with accelerating the implementation of category management.  In the first quarter, the Company incurred a charge of approximately $47 million, or $0.09 per diluted share, related to Mr. Robb’s separation agreement as well as store and facility closures.  In the second quarter, the Company expects to incur an additional charge related to these closures of approximately $30 million, or $0.06 per diluted share.  The Company’s outlook excludes these charges and potential share repurchases.

The Company remains focused on the metrics it believes are key to the long-term health of its business and is targeting:

  Sales growth of 1.5% or greater
  Comps of approximately -2.5% or better
  Ending square footage growth of approximately 5% net of closures, reflecting approximately 30 new stores, including up to six relocations and three 365 stores
  Diluted EPS of $1.33 or greater
  EBITDA margin of approximately 8%
  Capital expenditures of approximately 4% of sales
  ROIC of approximately 11%

The Company has updated its sales outlook primarily to reflect year-to-date sales trends and lost sales related to the store closures.  While the Company remains hopeful that comps improve as sales-building initiatives gain traction and comparisons get easier, the competitive landscape continues to be very dynamic, two-year comps have continued to moderate, and it is uncertain how long the deflationary environment will continue.

The Company plans to reduce its cost structure this fiscal year but expects these savings to be more than offset by investments in marketing, value and technology, as well as higher occupancy, depreciation and other costs.  In addition, the Company is estimating additional costs of approximately $14 million, or $0.03 per diluted share, related to its recent decision to accelerate the implementation of category management, the majority of which it expects to incur in the fourth quarter.  Therefore, the Company now expects a decline in operating margin of up to approximately 85 basis points for the year, with greater declines of up to 115 basis points in the second and fourth quarters due in part to the negative Easter shift and higher year-over-year marketing expense in the second quarter, and costs associated with category management in the fourth quarter.  The Company also notes a LIFO credit of $9 million in the fourth quarter last year as compared to charges of $2 million in the first and second quarters and a credit of $2 million in the third quarter.

Seasonality
Easter will fall in the third quarter of fiscal year 2017 versus the second quarter of fiscal year 2016, negatively impacting comparable store sales growth in the second quarter and positively impacting comparable store sales growth in the third quarter.  Historically, the impact has been approximately 50 basis points.  The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months.  Gross profit as a percentage of sales is also lower in the first fiscal quarter due to the product mix of holiday sales.

About Whole Foods Market
Founded in 1978 in Austin, Texas, Whole Foods Market is the leading natural and organic foods supermarket, the first national “Certified Organic” grocer, and uniquely positioned as America’s Healthiest Grocery Store™.  In fiscal year 2016, the Company had sales of approximately $16 billion and currently has 469 stores in the United States, Canada, and the United Kingdom.  Whole Foods Market employs approximately 87,000 team members and has been ranked for 19 consecutive years as one of the “100 Best Companies to Work For” in America by Fortune magazine.  For more information, please visit www.wholefoodsmarket.com.

Disclaimer on Forward-looking Statements
Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that are based on the Company’s current assumptions and involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows.  These forward-looking statements may include comments relating to, among other things, future earnings per share and the Company’s intention to obtain additional debt in the near term and to make planned share repurchases, some of which are subject to risks and uncertainties relating to general business conditions, conditions in the credit and capital markets, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2016, and other risks and uncertainties not presently known to us or that we currently deem immaterial.  We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made.  We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT.  The dial-in number is (877) 201-0168, and the conference ID is “Whole Foods.”  A simultaneous audio webcast will be available at www.investor.wholefoodsmarket.com.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	16 weeks ended
	January 15, 2017	January 17, 2016
Sales	$4,918	$4,829
Cost of goods sold and occupancy costs	3,268	3,188
Gross profit	1,650	1,641
Selling, general and administrative expenses	1,417	1,373
Operating income before pre-opening and store closure	233	268
Pre-opening expenses	21	13
Relocation, store closure and lease termination costs	41	3
Operating income	171	252
Interest expense	(15)	(7)
Investment and other income	-	4
Income before income taxes	156	249
Provision for income taxes	61	92
Net income	$95	$157

Basic earnings per share	$0.30	$0.47
Weighted average shares outstanding	318.2	337.0

Diluted earnings per share	$0.30	$0.46
Weighted average shares outstanding, diluted basis	318.7	338.2

Dividends declared per common share	$0.140	$0.135

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:
	16 weeks ended
	January 15, 2017	January 17, 2016
Net income
(numerator for basic and diluted earnings per share)	$95	$157
Weighted average common shares outstanding
(denominator for basic earnings per share)	318.2	337.0
Incremental common shares attributable to dilutive effect of share-based awards	0.5	1.2
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	318.7	338.2

Basic earnings per share	$0.30	$0.47
Diluted earnings per share	$0.30	$0.46

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	16 weeks ended
	January 15, 2017	January 17, 2016
Net income	$95	$157
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(1)	(10)
Other comprehensive loss, net of tax	(1)	(10)
Comprehensive income	$94	$147

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	January 15, 2017	September 25, 2016
Current assets:
Cash and cash equivalents	$350	$351
Short-term investments - available-for-sale securities	374	379
Restricted cash	125	122
Accounts receivable	251	242
Merchandise inventories	554	517
Prepaid expenses and other current assets	123	167
Deferred income taxes	210	197
Total current assets	1,987	1,975
Property and equipment, net of accumulated depreciation and amortization	3,460	3,442
Goodwill	710	710
Intangible assets, net of accumulated amortization	72	74
Deferred income taxes	111	100
Other assets	42	40
Total assets	$6,382	$6,341

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt and capital lease obligations	$3	$3
Accounts payable	288	307
Accrued payroll, bonus and other benefits due team members	421	407
Dividends payable	45	43
Other current liabilities	543	581
Total current liabilities	1,300	1,341
Long-term debt and capital lease obligations, less current installments	1,048	1,048
Deferred lease liabilities	653	640
Other long-term liabilities	89	88
Total liabilities	3,090	3,117

Commitments and contingencies

Shareholders’ equity:
Common stock, no par value, 1,200 shares authorized;
377.0 shares issued; 318.5 and 318.3 shares outstanding
at 2017 and 2016, respectively	2,944	2,933
Common stock in treasury, at cost, 58.5 and 58.7 shares at 2017 and 2016, respectively	(2,018)	(2,026)
Accumulated other comprehensive loss	(33)	(32)
Retained earnings	2,399	2,349
Total shareholders’ equity	3,292	3,224
Total liabilities and shareholders’ equity	$6,382	$6,341

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	16 weeks ended
	January 15, 2017	January 17, 2016
Cash flows from operating activities
Net income	$95	$157
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	189	147
Share-based payment expense	14	16
LIFO expense	-	2
Deferred income tax benefit	(24)	(30)
Excess tax benefit related to exercise of team member stock options	-	(1)
Accretion of premium/discount on marketable securities	-	1
Deferred lease liabilities	18	8
Other	4	2
Net change in current assets and liabilities:
Accounts receivable	(9)	6
Merchandise inventories	(37)	(67)
Prepaid expenses and other current assets	44	(7)
Accounts payable	(19)	(16)
Accrued payroll, bonus and other benefits due team members	14	(25)
Other current liabilities	(6)	28
Net change in other long-term liabilities	1	11
Net cash provided by operating activities	284	232
Cash flows from investing activities
Development costs of new locations	(150)	(91)
Other property and equipment expenditures	(95)	(88)
Purchases of available-for-sale securities	(200)	(133)
Sales and maturities of available-for-sale securities	205	220
Payment for purchase of acquired entities, net of cash acquired	-	(11)
Other investing activities	(4)	(6)
Net cash used in investing activities	(244)	(109)
Cash flows from financing activities
Purchases of treasury stock	-	(634)
Common stock dividends paid	(43)	(45)
Issuance of common stock	5	7
Excess tax benefit related to exercise of team member stock options	-	1
Proceeds from long-term borrowings	-	999
Proceeds from revolving line of credit	-	300
Payments on long-term debt and capital lease obligations	-	(302)
Other financing activities	-	(7)
Net cash provided by (used in) financing activities	(38)	319
Effect of exchange rate changes on cash and cash equivalents	-	(1)
Net change in cash and cash equivalents	2	441
Cash and cash equivalents at beginning of period	473	364
Cash and cash equivalents at end of period	$475	$805

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$76	$137
Interest paid	$26	$-

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Adjusted Diluted Earning per Share ("EPS"), Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted Diluted EPS as net income plus charges for store and facility closures and Mr. Robb's seperation agreement divided by the weighted average shares outstanding and potential additional common shares outstanding. The Company defines Adjusted EBITDA as EBITDA plus charges for Mr. Robb's separation agreement. The following is a tabular reconciliation of the non-GAAP financial measures Adjusted Diluted EPS to GAAP Diluted EPS and Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measures.

	16 weeks ended
Adjusted Earning per Share (EPS)	January 15, 2017	January 17, 2016
Net income	$95	$157
Store and facility closures, net of tax	20	-
Mr. Robb's separation agreement, net of tax	8	-
Adjusted Net income	$123	$157

Adjusted Diluted Earning per Share	$0.39	$0.46
Weighted average shares outstanding	318.7	337.0

	16 weeks ended
EBITDA and Adjusted EBITDA	January 15, 2017	January 17, 2016
Net income	$95	$157
Provision for income taxes	61	92
Interest expense	15	7
Investment and other income	-	(4)
Operating income	171	252
Depreciation and amortization	189	147
EBITDA	360	399
Mr. Robb's separation agreement	13	-
Adjusted EBITDA	$373	$399

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	16 weeks ended
Free Cash Flow	January 15, 2017	January 17, 2016
Net cash provided by operating activities	$284	$232
Development costs of new locations	(150)	(91)
Other property and equipment expenditures	(95)	(88)
Free Cash Flow	$39	$53

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital (“ROIC”) and Adjusted ROIC as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company’s management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as ROIC earnings divided by average invested capital. ROIC earnings and adjustments to ROIC earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	January 15, 2017	January 17, 2016
Net income	$445	$525
Interest expense, net of tax	30	4
ROIC earnings	475	529
Total rent expense, net of tax[1]	289	268
Estimated depreciation on capitalized operating leases, net of tax[2]	(193)	(178)
ROIC earnings, including the effect of capitalized operating leases	$571	$619

Average working capital, excluding current portion of long-term debt	$695	$529
Average property and equipment, net	3,355	3,121
Average other assets	967	1,075
Average other liabilities	(714)	(651)
Average invested capital	4,303	4,074
Average estimated asset base of capitalized operating leases[3]	3,816	3,486
Average invested capital, including the effect of capitalized operating leases	$8,119	$7,560

ROIC	11.0%	13.0%
ROIC, including the effect of capitalized of operating leases	7.0%	8.2%

Adjusted ROIC
Net income	$445	$525
Interest expense, net of tax	30	4
Adjustments, net of tax[4]	30	48
Adjusted ROIC earnings	505	577
Total rent expense, net of tax[1]	289	268
Estimated depreciation on capitalized operating leases, net of tax[2]	(193)	(178)
Adjusted ROIC earnings, including the effect of capitalized operating leases	$601	$667

Average working capital, excluding current portion of long-term debt	$695	$529
Average property and equipment, net	3,355	3,121
Average other assets	967	1,075
Average other liabilities	(714)	(651)
Average invested capital	4,303	4,074
Average estimated asset base of capitalized operating leases[3]	3,816	3,486
Average invested capital, including the effect of capitalized operating leases	$8,119	$7,560

Adjusted ROIC	11.7%	14.2%
Adjusted ROIC, including the effect of capitalized operating leases	7.4%	8.8%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
[4] Adjustments include charges related to Mr. Robb's separation agreement in Q1 2017, store and facility closures and asset impairments

Investor Relations Contact:
Cindy McCann
VP of Investor Relations
512.542.0204

Media Contact:
Brooke Buchanan
Brooke.Buchanan@wholefoods.com
512.542.0751